Exhibit 4.4

RESTRICTED SECURITIES                               SEE LEGENDS ON REVERSE SIDE
                                    Delaware

NUMBER                                                                   SHARES

                               Arch Wireless, Inc.

FULLY PAID           Series C Convertible Preferred Stock         NON-ASSESSABLE
                            $.01 Par Value Per Share

THIS CERTIFIES that                                        is the




registered holder of _________________________________________________ Shares

                               ARCH WIRELESS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of __________ A.D. _____

Dated:

   /s/ Gerald J. Cimmino             [Seal]            /s/ C.E. Baker, Jr.

   Vice President and Treasurer                        Chairman and Chief
                                                       Executive Officer

     These shares have not been registered under the Securities Act of 1933. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Securities Act of 1933 is in effect or (ii) the corporation has received an opinion of counsel which opinion is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act of 1933.

     The corporation has more than one class of stock authorized to be issued. The corporation will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the corporation as set forth in the Restated Certificate of Incorporation of the corporation and amendments thereto filed with the Secretary of the State of Delaware.

For Value Received, ____________________ hereby sell, assign and transfer unto __________________________________________________________________________

Shares ________________________________________________________________________
represented by the within Certificate, and do hereby irrevocably constitute and appoint
_______________________________________________________________________Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
Dated, ____________________

                                        _______________________________

         In presence of

_____________________________________



NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.